EXHIBIT 24
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS: That each person whose name is signed hereto has made, constituted and appointed, and does hereby make, constitute and appoint, KATHLEEN A. WEIGAND or NICHOLAS KATZAKIS his true and lawful attorney, for him and in his name, place and stead to affix, as attorney-in-fact, his signature as trustee or officer or both, as the case may be, of U-Store-It Trust, a Maryland real estate investment trust (the “Company”), to any and all registration statements and any amendments thereto filed with the Securities and Exchange Commission for the purpose of registering the Company’s Common Shares and/or participation interests issuable or issued in connection with the U-Store-It Mini Warehouse Co. 401(K) Retirement Savings Plan; giving and granting unto each such attorney-in-fact full power and authority to do and perform every act and thing whatsoever necessary to be done in the premises, as fully as he might or could do if personally present, hereby ratifying and confirming all that each such attorney-in-fact shall lawfully do or cause to be done by virtue hereof.
This Power of Attorney shall not apply to any registration statement or amendment filed after May 25, 2007.
IN WITNESS WHEREOF, this Power of Attorney has been signed at Cleveland, Ohio, this 25th day of May, 2006.

/s/ Robert J. Amsdell	/s/ John C. Dannemiller

Robert J. Amsdell Chairman of the Board of Trustees	John C. Dannemiller Trustee

/s/ Dean Jernigan	/s/ William M. Diefenderfer III

Dean Jernigan President and Chief Executive Officer; Trustee (Principal Executive Officer)	William M. Diefenderfer III Trustee

/s/ Tedd D. Towsley	/s/ Harold S. Haller

Tedd D. Towsley Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	Harold S. Haller Trustee

/s/ David J. LaRue

Barry L. Amsdell Trustee	David J. LaRue Trustee

/s/ Thomas A. Commes

Thomas A. Commes Trustee